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                                                                   EXHIBIT 10.74

                 SECOND AMENDMENT TO AREA DEVELOPMENT AGREEMENT

     THIS SECOND AMENDMENT TO AREA DEVELOPMENT AGREEMENT (the "Second Amendment") is made and entered into as of the 8th day of May 1996, by and between Restaurant Acquisition Corp. ("Developer"), Koo Koo Roo, Inc. , a Delaware Corporation (the "Company"), and Koo Koo Roo Licensing SYSTEMS, Inc. ("Licensing Systems").

     WHEREAS, Licensing Systems and Mel Harris entered into an Area Development Agreement dated August 19, 1993; and

     WHEREAS, Mel Harris assigned the Area Development Agreement to Developer pursuant to an Assignment and Assumption Agreement dated June 16, 1994; and

     WHEREAS, Developer and the Licensing Systems entered into a First Amendment to Area Development Agreement Between Koo Koo Roo Licensing Systems, Inc. and Restaurant Acquisition Corp. as of August 14, 1995 (the Area Development Agreement and the first amendment thereto are collectively referred to as the "Area Development Agreement"); and

     WHEREAS, the Area Development Agreement provides Developer with certain rights to develop Koo Koo Roo restaurant locations in an Exclusive Development Area; and

     WHEREAS, Licensing Systems and the Company desire to limit Developer's rights to develop Koo Koo Roo restaurant locations in the Exclusive Development Area, and, in consideration of the granting and vesting of certain stock options, Developer is willing to accept certain limits On his development rights;

     NOW, THEREFORE, the parties agree as follows;

     1. The effective date of this Second Amendment shall be May 8, 1996 (the "Effective Date").

     2.   On and after the Effective Date:
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          a.   Licensing Systems and the Company may only develop Koo Koo Roo restaurants in the Exclusive Development Area in accordance with the terms and provisions of the Joint Development Agreement entered into between the Company and Developer on May 17, 1996 (the "Joint Development Agreement").

          b. Developer may only develop Koo Koo Roo restaurants in the Exclusive Development-ent Area in accordance with the terms and provisions of the Joint Development Agreement, unless Licensing Systems or the Company otherwise consent in writing, in their sole discretion.

     3. In consideration for entering into this Second Amendment, the Company shall grant to Developer options, pursuant to the terms of the Non-Qualified Stock Option Agreement attached hereto as Exhibit "A" and incorporated herein by this reference, to purchase three- hundred fifty thousand (350,000) shares of the Company's common stock, at eight dollars ($3.00) per share (the "Stock Options"). The Stock Options shall vest and become exercisable immediately.

     4. (a) If Company decides to file a registration statement to register for public offering any of its securities, the Company shall, at Company's sole expense, subject to underwriters approval, and pre-existing registration rights agreements with third parties, include in any such registration statement all of the Company common stock owned by Developer, or which could be owned by Developer upon exercise of the Stock Options. The Company agrees that in connection with any registration statement it shall prepare and file whatever pre-effective and post-effective amendments that the Securities and Exchange Commission shall require.

          (b) Immediately after April 21, 1997, Company shall, at Company's sole expense, prepare and file such registration statements and all necessary documents, including pre-effective
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and post-effective amendments (the "Registration statements") as may be necessary in order to comply with the Securities Act of 1933, as amended, and appropriate state securities laws, so as to permit the public offering and sale, at any time and from time to time, except for customary blackout periods including blackout periods during material non-public acquisition negotiations, SEC required quiet periods, and underwriter requested lockup periods during or after arms-length underwritten public offerings, of any or all Company common stock owned by Developer, or which could be owned by Developer upon exercise of the Stock Options. The Company shall use its best efforts to make the Registration Statements effective as promptly as practicable. Developer's rights as set forth in this Section 4(b) are in addition to the registration rights under Section 4(a) of this Second Amendment. Developer shall have the right to assign all or a portion of the Options along with the registration rights provided for in Section 4 of this Second Amendment, subject to necessary amendments and blackout periods as noted above.

     5. Except as otherwise provided in this Second Amendment, the terms and provisions of tile Area Development Agreement are and shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have caused this agreement to be executed as of May 8, 1996.

     KOO KOO ROO, INC.

     By:  /s/ Ken Berg                      RESTAURANT ACQUISITION CORP.
          -----------------
          Ken Berg
          Chairman                          BY:  /s/ Mel Harris
                                                 --------------------
                                                 Mel Harris, Chairman
     KOO KOO ROO LICENSING                       10800 Biscayne Boulevard
     SYSTEMS, INC.                               Penthouse
                                                 Miami, FL 33161-7487
     By:  /s/ Ken Berg
          -----------------
          Ken Berg
          Chairman